UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest event reported): December 12, 2007

Commission File No. 0-5014

AEROTELESIS INC.
(Name of Small Business Issuer in its charter)

Delaware	95-2554669
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

13428 Maxella Avenue, Suite #322, Marina del Rey, CA 90292
(Address of principal executive offices)(Zip Code)

Issuer's telephone number: (310) 980-3480

ITEM 5. 02 Departures of Directors or Principal Officers; Appointment of Principal Officers.

On December 1, 2007, Maral Ajemian resigned as a member of the Board of Directors of aeroTelesis, Inc., a Delaware corporation (the “Company”). Ms. Ajemian, who has served as Chairman of the audit committee since 2004, has resigned for personal reasons. The Company provided Ms. Ajemian with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROTELESIS,INC.,

By:	/s/ Joseph Gutierrez
Name: Joseph Gutierrez Title: President Date: 12-12-07